Exhibit 99.2

MAY 1, 2024

GLAUKOS CORPORATION (NYSE: GKOS)

FIRST QUARTER 2024 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date:	May 1, 2024

Time:	4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers:	1-888-210-2212 (U.S.), 1-646-960-0390 (International)

Confirmation ID:	7935742

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.

Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

GLAUKOS
TRANSFORMING VISION

WE'LL GO FIRST

Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

MAY 1, 2024

FIRST QUARTER 2024 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	1Q 2024 $85.6 million (+16% reported and constant currency vs. 1Q 2023)
Gross Margin (Non-GAAP)	1Q 2024 ~83% (versus ~83% in 1Q 2023)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$278.7 million as of March 31, 2024 (versus $301.3 million as of December 31, 2023)
FY2024 Sales Guidance	FY 2024 global consolidated revenues of $357 - $365 million expected (versus $350 - $360 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

MAY 1, 2024

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record first quarter net revenues of $85.6 million that were up 16% on a reported and constant currency basis versus 1Q 2023. Our first quarter performance reflected continued solid execution across our global Glaucoma and Corneal Health franchises.

1Q Reported Net Sales (in millions)
$73.9
$85.6
1Q 2023
1Q 2024

Franchise Revenue Performance

MAY 1, 2024

U.S. Glaucoma

Our first quarter U.S. Glaucoma net revenues were approximately $42.0 million, representing year-over-year growth of 20% versus 1Q 2023 driven by iStent infinite® and our overall iStent® portfolio.

During the first quarter, we also commenced initial commercial launch activities for iDose® TR, our revolutionary, micro-invasive, injectable therapy designed to lower intraocular pressure in patients with open-angle glaucoma or ocular hypertension. iDose TR is a first-of-its-kind intracameral procedural pharmaceutical designed to deliver glaucoma drug therapy for up to three years.

International Glaucoma

Our first quarter International Glaucoma record net revenues were approximately $25.2 million, representing year-over-year reported growth of 20%, or 21% on a constant currency basis, versus 1Q 2023. The strong growth internationally during the first quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and every major market in the world.

We remain in the early stages of expanding our IG initiatives globally ahead of what we hope will be supported by a healthy cadence of new product approvals and expanding market access in the years to come.

Corneal Health

Our first quarter Corneal Health net revenues were approximately $18.4 million, representing year-over-year growth of 4% versus 1Q 2023, including U.S. Photrexa® sales of $15.1 million, which increased 7% year-over-year. These first quarter results do include, in particular, the impact of our entry as a company into the Medicaid Drug Rebate Program (MDRP). These dynamics were anticipated and will continue to impact Photrexa realized revenues going forward.

We continue to focus on expanding access for keratoconus patients suffering from this rare disease.

MAY 1, 2024

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Advanced commercial launch activities in the U.S. for iStent infinite in the first quarter of 2024
o	Interventional glaucoma efforts and improved facility economics driving increased utilization of iStent infinite in standalone procedures for patients that have failed prior medical and surgical therapy
o	Focused on key market access initiatives to support consistent and dependable professional fee payment, with five of the seven MACs now including CPT code 0671T on their latest fee schedules
✓	Commenced initial commercial launch activities for iDose TR
o	Initial targeted wave of 15 surgeons all successfully completed their initial iDose TR procedures during 1Q 2024; the early feedback and outcomes have been very positive
o	As a reminder, these early access surgeons provide valuable insight to our training and field teams that helps to optimize training and skill transfer to our salesforce and surgical community, supporting our expanded training and broader launch efforts over the course of 2024
✓	Achieved several positive reimbursement developments designed to support fulsome coverage and payment for the iDose TR procedural pharmaceutical over time
o	First, CMS assigned a unique, permanent J-code for iDose TR, J7355, set to become effective on July 1, 2024. This new J-code, once effective, is expected to increase patient access here in the U.S. and should provide more streamlined, consistent, and dependable coverage and payment for iDose TR as we advance and ultimately accelerate our initial commercial launch activities.
o	Second, CMS assigned the CPT codes that are designed to be used to cover the procedural component of iDose TR, 0660T and 0661T, to ambulatory payment classification, or APC, 5492, effective April 1, 2024. This translates into a national average facility fee of nearly $3,900 in the HOPD setting and more than $2,000 in the ASC setting.
o	Third, we have participated in several initial education meetings with MACs as part of our efforts to secure professional fee coverage and payment over the course of 2024.
o	Fourth, we successfully entered into the MDRP.

MAY 1, 2024

o	And fifth, we have successfully commenced early initiatives to secure coverage for commercial and Medicare Advantage plans, efforts that we plan to accelerate in the second half of 2024 after the J-code is effective.
✓	Secured several international regulatory approvals, including for iStent infinite in Australia and Brazil and for PRESERFLO® MicroShunt in Brazil and several additional Latin American countries

MAY 1, 2024

2024 Revenue Guidance Raised to Reflect Strong Start to the Year

Glaukos now expects full-year 2024 global consolidated net sales of $357 - $365 million, up from its previous guidance of $350 - $360 million. This upwardly revised guidance attempts to take into consideration:

●	Potential growing contributions from iStent infinite
●	Potential growing contributions from iDose TR, which are expected to be modest in the first half of 2024 and more back-end weighted in the latter part of 2024 into 2025
●	Potential ordering pattern volatility within our U.S. Glaucoma franchise during the first half of 2024 due to uncertainty associated with MAC LCDs
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
●	Potential headwinds within our U.S. Corneal Health franchise associated with our entry as a company into the MDRP
●	The latest foreign currency exchange spot rates as of our 1Q 2024 earnings call on May 1, 2024
●	Combo-cataract MIGS competition globally

MAY 1, 2024

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

●	iStent® micro-scale surgical devices
●	iDose® sustained-release procedural pharmaceuticals
●	iLution™ transdermal pharmaceuticals
●	iLink® bio-activated pharmaceuticals
●	Retina XR bio-erodible sustained-release pharmaceuticals

Ocular Hypertension and
Open-Angle Glaucoma
iStent
Micro-Scale
iDose
Sustained-Release
Retina XR
Bio-Erodible IVT
iLink
Bio-Activated
iLution
Eyelid Delivery
AMD
DME
RVO
Dry Eye
Glaucoma
Presbyopia
Blepharitis
Keratoconus

MAY 1, 2024

Key R&D and Pipeline Updates

We are continuing to prudently invest in and advance our fulsome pipeline of core novel platforms, supported by approximately $600 million of investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	Announced FDA approval of iDose TR (4Q 2023)
o	Commenced initial commercial launch activites for iDose TR (1Q 2024)
✓	Advancing patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients
✓	Advancing patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401)
✓	Advancing patient enrollment in Phase 2a clinical trial for iLution™ Travoprost; initial data readout expected later this year
✓	Progressing towards trial completion in second half of 2024 for second Phase 3 confirmatory pivotal trial for Epioxa™ (Epi-on)
o	Phase 3 confirmatory trial results together with already-completed first Phase 3 trial expected to support targeted NDA submission for Epioxa by the end of 2024
✓	Advancing patient enrollment in two Phase 2 trials for third-generation iLink therapy
✓	PRESERFLO MicroShunt
o	U.S. Investigation Device Excemption (IDE) application open; targeting clinical study commencement in 2024
o	Ongoing regulatory submissions and approvals in Latin America
✓	Preparing to commence Phase 3 clincial trial for iDose TREX, our next-generation iDose therapy, by the end of 2024

MAY 1, 2024

Product / Pipeline Chart

PRODUCT	PATIENT	STATUS	
iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	FDA Approved (2012, 2018, 2020)	GLAUCOMA
iStent infinite	Glaucoma (failed on prior therapy)	FDA Cleared (2022)	GLAUCOMA
iStent infinite	Glaucoma (label expansion)	Active PMA Study	GLAUCOMA
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS approved / US IDE open	GLAUCOMA
iDose TR	Ocular Hypertension - Glaucoma	FDA Approved (2023)	GLAUCOMA
iDose TREX	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
iDose Next Generation	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
iLution Travoprost (GLK-311)	Ocular Hypertension - Glaucoma	Phase 2	GLAUCOMA
Photrexa (Epi-off)	Keratoconus	FDA Approved (2016)	CORNEA
Epioxa (Epi-on)	Keratoconus	Phase 3	CORNEA
iLink 3rd Generation	Keratoconus	Phase 2	CORNEA
iVeena	Keratoconus	Phase 1	CORNEA
iLution Dry Eye (GLK-301)	Dry Eye	Phase 2	CORNEA
iLution Presbyopia (GLK-302)	Presbyopia	Phase 2	CORNEA
iLution Blepharitis	Demodex Blepharitis	Pre-Clinical	CORNEA
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Phase 2	RETINA
IVT NCE Conjugate (GLK-411)	DME	Pre-Clinical	RETINA
Radius XR	Wearable Patient Engagement & Diagnostic System	FDA Cleared	OTHER
iAccess	Precision Goniotomy	FDA Cleared	OTHER
iPRIME	Viscodelivery	FDA Cleared	OTHER

MAY 1, 2024

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

First quarter 2024 financial performance summary:

1Q 2024: 83% 1Q 2023: 83% YoY ∆: (-20 bps)	Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting
1Q 2024: $61.3M 1Q 2023: $52.9M YoY ∆: +16%	● (-2%) sequential decrease vs $62.3M in 4Q 2023 ● YoY increase primarily reflects commercial and G&A investments globally and new product launch activities
1Q 2024: $30.7M 1Q 2023: $35.2M YoY ∆: (-13%)
●
(-17%) sequential decrease vs $37.1M in 4Q 2023
●
YoY and QoQ decreases reflect continued investment in and advancement of R&D programs offset by elevated expenses in prior year period associated with iDose TR NDA filing fee and related submission prep activities

1Q 2024: $92.0M 1Q 2023: $88.1M YoY ∆: +4%	● (-7%) sequential decrease vs $99.4M in 4Q 2023
Op Loss (Non-GAAP) 1Q 2024 ($32.8M) 1Q 2023: ($26.8M) Net Loss (Non-GAAP) 1Q 2024: ($34.6M) 1Q 2023: ($28.4M) Diluted EPS (Non-GAAP) 1Q 2024: ($0.70) 1Q 2023: ($0.59)
●
Included in non-GAAP loss from operations, non-GAAP net loss and non-GAAP EPS for the first quarter of 2024 is an acquired in-process R&D (IPR&D) charge of $11.7 million, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.24) in the first quarter of 2024 (see Other Important Updates section for more details)

1Q 2024: $1.0M 1Q 2023: $6.9M YoY ∆: (-$5.9M)
●
Capital expenditures moderating to levels more consistent with historical norms, a trend expected to continue throughout 2024
●
YoY decrease reflects the substantial completion of Aliso Viejo, CA and Burlington, MA facilities

1Q 2024: $278.7M 4Q 2023: $301.3M QoQ ∆: (-$22.6M)	● Operating expenses and payout of annual bonuses

MAY 1, 2024

Other Important Updates

➢	The Company announced the release of its 2023 Sustainability Report (April 2024)
◾	The report highlights the company’s continued commitment and progress on its key corporate sustainability initiatives.
◾	Over the course of 2023, Glaukos undertook several actions to support and further improve its corporate sustainability efforts, including the following highlights:
●	Donated over $10 million in products to underserved regions around the world.
●	Established a second product distribution site, resulting in reduced shipping costs, the elimination of 6.4 million air miles and reduction in associated GHG emissions.
●	Implemented new employee benefits and leadership development programs.
●	Increased the number of patients who received assistance through one of Glaukos’ patient assistance programs.
●	Obtained ISO 14001 certification on its Burlington, MA site.
●	Increased the number and percentage of women in its workforce.
●	Launched Glaukos World Cafe Coffee n’ Chats, a DEI-related learning session focused on exploring and discussing relevant topics.
●	In conjunction with the FDA approval of iDose TR, launched the iDose your Dose philanthropic initiative, pledging that for every iDose TR sold, an equal number of iDose TR units will be made available for qualifying charitable donation requests in the U.S. and around the globe for recipients that satisfy independent eligibility requirements.
◾	For additional information and highlights, please see Glaukos’ 2023 Sustainability Report, which can be found on the company’s website here.
◾	Glaukos’ sustainability initiatives are overseen by the company’s board of directors.
➢	The Company filed its 2024 Proxy Statement ahead of its 2024 Annual Meeting scheduled to be held on Thursday, May 30, 2024, at 9AM PT (April 2024)
◾	For additional information, please see Glaukos’ 2024 Proxy Statement on the company’s website here.
➢	During 1Q 2024, the Company acquired 100% of the outstanding equity interests in a clinical-stage biopharma company focused on developing novel therapeutics for a rare ophthalmic disease and recorded an IPR&D charge of $11.7 million in connection with the transaction.

MAY 1, 2024

MAY 1, 2024

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other public health crises on our business; the impact of general macroeconomic conditions including foreign currency fluctuations; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iPRIME, iStent infinite, iDose TR, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 23, 2024, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which is expected to be filed with the SEC by May 10, 2024. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a

MAY 1, 2024

result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term “Non-GAAP” to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.   Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

MAY 1, 2024

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Net sales	$85,622	$73,899
Cost of sales	20,258	18,071
Gross profit	65,364	55,828
Operating expenses:
Selling, general and administrative	61,975	53,650
Research and development	30,726	35,171
Acquired in-process research and development	11,729	—
Total operating expenses	104,430	88,821
Loss from operations	(39,066)	(32,993)
Non-operating expense:
Interest income	3,083	1,648
Interest expense	(3,450)	(3,408)
Other (expense) income, net	(1,028)	528
Total non-operating expense	(1,395)	(1,232)
Loss before taxes	(40,461)	(34,225)
Income tax provision	377	401
Net loss	$(40,838)	$(34,626)

Basic and diluted net loss per share	$(0.82)	$(0.72)

Weighted average shares used to compute basic and diluted net loss per share	49,580	47,881

MAY 1, 2024

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,495	$93,467
Short-term investments	230,365	201,964
Accounts receivable, net	46,545	39,850
Inventory	50,185	41,986
Prepaid expenses and other current assets	19,020	18,194
Total current assets	388,610	395,461
Restricted cash	5,856	5,856
Property and equipment, net	101,858	103,212
Operating lease right-of-use asset	26,683	27,146
Finance lease right-of-use asset	43,575	44,180
Intangible assets, net	281,919	282,956
Goodwill	66,134	66,134
Deposits and other assets	18,703	15,469
Total assets	$933,338	$940,414

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,752	$13,440
Accrued liabilities	59,486	60,574
Total current liabilities	72,238	74,014
Convertible senior notes	283,117	282,773
Operating lease liability	30,110	30,427
Finance lease liability	70,289	70,538
Deferred tax liability, net	7,144	7,144
Other liabilities	19,710	13,752
Total liabilities	482,608	478,648

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 49,875 and 49,148 shares issued and 49,847 and 49,120 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	50	49
Additional paid-in capital	1,089,280	1,059,751
Accumulated other comprehensive income (loss)	1,437	1,165
Accumulated deficit	(639,905)	(599,067)
Less treasury stock (28 shares as of March 31, 2024 and December 31, 2023	(132)	(132)
Total stockholders' equity	450,730	461,766
Total liabilities and stockholders' equity	$933,338	$940,414

MAY 1, 2024

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q1 2024				Q1 2023
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$20,258	$(5,523)	(a)	$14,735	$18,071	$(5,523)	(a)	$12,548
Gross Margin	76.3%	6.5%		82.8%	75.5%	7.5%		83.0%

Operating expenses:
Selling, general and administrative	$61,975	$(705)	(b)	$61,270	$53,650	$(705)	(b)	$52,945
Loss from operations	$(39,066)	$6,228		$(32,838)	$(32,993)	$6,228		$(26,765)
Net loss	$(40,838)	$6,228	(c)	$(34,610)	$(34,626)	$6,228	(c)	$(28,398)
Basic and diluted net loss per share	$(0.82)	$0.12		$(0.70)	$(0.72)	$0.13		$(0.59)

(a)	Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro) for amortization of developed technology intangible assets of $5.5 million in Q1 2024 and Q1 2023.
(b)	Avedro acquisition-related expenses for amortization expense of customer relationship intangible assets of $0.7 million in Q1 2024 and Q1 2023.
(c)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company’s U.S. taxable loss positions in both 2024 and 2023.

MAY 1, 2024

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	1Q 2024	1Q 2023	4Q 2023	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)
International Glaucoma	$25,238	$21,118	$21,857	19.5%	21.4%	(1.9)%	15.5%	14.5%	1.0%

Total Net Sales	$85,622	$73,899	$82,365	15.9%	16.4%	(0.5)%	4.0%	3.7%	0.3%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.